Exhibit 10.19

FORM OF

LIMITED PARTNER CONTRIBUTION AND EXCHANGE AGREEMENT

BY AND AMONG

LIFESTANCE HEALTH GROUP, INC.,

LIFESTANCE TOPCO, L.P.

AND

THE LIMITED PARTNERS OF LIFESTANCE TOPCO, L.P. PARTY HERETO

DATED AS OF JUNE [    ], 2021

This LIMITED PARTNER CONTRIBUTION AND EXCHANGE AGREEMENT (this “Agreement”), dated as of June [    ], 2021, is hereby entered into by and among LifeStance Health Group, Inc., a Delaware corporation (the “PubCo”), LifeStance TopCo, L.P., a Delaware limited partnership (“TopCo”), and the persons party hereto (each a “Limited Partner” and collectively the “Limited Partners”).

RECITALS

WHEREAS, the Boards of Directors of TopCo (the “TopCo Board”) and of PubCo (the “PubCo Board”) have determined to effect an underwritten initial public offering (the “IPO”) of shares of Common Stock (as defined below) on the terms and subject to the conditions contained in the Underwriting Agreement (as defined below);

WHEREAS, in connection with the IPO, as contemplated by the Limited Partnership Agreement, dated May 14, 2020, by and among TopCo, its general partner, and the Limited Partners (the “Existing Limited Partnership Agreement”), the TopCo Board has approved a “Recapitalization” pursuant to which Units of TopCo will be contributed to PubCo in exchange for shares of Common Stock;

WHEREAS, each of the Limited Partners holds Units of TopCo;

WHEREAS, in contemplation of, and in connection with, the IPO, the parties desire to and agree to effect the Contribution (as defined below); and

NOW, THEREFORE, in consideration of the promises and the mutual covenants and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties to this Agreement (the “Parties”) hereby agree as follows:

1. Definitions. Capitalized terms used but not defined herein have the meanings given to them in the Existing Limited Partnership Agreement. As used herein, the following terms shall have the following meanings.

“Agreement” has the meaning set forth in the Preamble hereof.

“Business Day” means any day that is not a Saturday, a Sunday or other day on which banks are by law closed in the City of New York.

“Class A-1 Units” has the meaning given such term in the Existing Limited Partnership Agreement.

“Class A-2 Units” has the meaning given such term in the Existing Limited Partnership Agreement.

“Class B Units” has the meaning given such term in the Existing Limited Partnership Agreement.

“Code” means the Internal Revenue Code of 1986, as amended.

1.1

“Common Stock” means common stock, par value $0.01 per share, of PubCo.

“Contribution” has the meaning set forth in Section 3.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Existing Limited Partnership Agreement” has the meaning set forth in the Recitals hereof.

“IPO” has the meaning set forth in the Recitals hereof.

“IPO Closing” means the initial closing of the sale of the shares of Common Stock in the IPO (without giving effect to any exercise of the underwriters’ option to purchase additional shares pursuant to the Underwriting Agreement).

“IPO Effective Time” means the date and time on which the Registration Statement becomes effective.

“IPO Price” means the public offering price of shares of Common Stock in the IPO (net of any underwriting discounts, concessions, commissions, fees and expenses), as shall be determined by the PubCo Board or the pricing committee thereof.

“Limited Partner” has the meaning set forth in the Preamble hereof.

“Parties” has the meaning set forth in the Recitals hereof.

“Person” means an individual, a partnership, a joint venture, an association, a corporation, a trust, an estate, a limited liability company, a limited liability partnership, an unincorporated entity of any kind, a governmental entity or any other legal entity.

“Pricing” means such date and time as the PubCo Board or the pricing committee thereof determines the IPO Price, such date and time to be no later than immediately prior to the IPO Effective Time.

“PubCo” has the meaning set forth in the Preamble hereof.

“PubCo Board” has the meaning set forth in the Recitals hereof.

“Registration Statement” means the Exchange Act registration statement filed by PubCo on Form 8-A with the SEC to register the Common Stock.

“Schedule of Partners” means the Unit ownership ledger maintained by TopCo, pursuant to Section 3.2 of the Existing Limited Partnership Agreement.

“SEC” means the Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended.

“Silversmith Investor” means, collectively, Silversmith Capital Partners I-A, LP, a Delaware limited partnership, and Silversmith Capital Partners I-B, LP, a Delaware limited partnership.

“Summit Investor” means, collectively, Summit Partners Growth Equity Fund IX-A, L.P., a Delaware limited partnership, Summit Partners Growth Equity Fund IX-B, L.P., a Delaware limited partnership, Summit Investors GE IX/VC IV, LLC, a Delaware limited partnership, Summit Partners Entrepreneur Advisors Fund II, L.P., a Delaware limited partnership, and Summit Investors GE IX/VC IV (UK), LP., a Cayman Islands limited partnership.

“TopCo” has the meaning set forth in the Preamble hereof.

“TopCo Board” has the meaning set forth in the Recitals hereof.

“TPG Investor” means TPG VIII Lynnwood Holdings Aggregation, L.P., a Delaware limited partnership.

“Underwriting Agreement” means the underwriting agreement to be entered into in connection with the IPO by and among PubCo and the representatives of the several underwriters of the IPO.

“Units” has the meaning given such term in the Existing Limited Partnership Agreement.

2. Other Definitional Provisions. In this Agreement, unless otherwise specified or where the context otherwise requires:

a. the headings of particular provisions of this Agreement are inserted for convenience only and will not be construed as a part of this Agreement or serve as a limitation or expansion on the scope of any term or provision of this Agreement;

b. wherever a conflict exists between this Agreement and any other agreement among Parties hereto, this Agreement shall control but solely to the extent of such conflict; and

c. the Parties hereto have participated collectively in the negotiation and drafting of this Agreement; accordingly, in the event an ambiguity or question of intent or interpretation arises, it is the intention of the Parties that this Agreement shall be construed as if drafted collectively by the Parties hereto, and that no presumption or burden of proof shall arise favoring or disfavoring any party hereto by virtue of the authorship of any provisions of this Agreement.

3. The Contribution.

a.

Subject to the terms and conditions set forth herein, and on the basis of and in reliance upon the representations, warranties, covenants and agreements set forth herein, the Parties shall take the actions described in this Section 3.

b.

Effective immediately following the Pricing (and prior to the IPO Effective Time), each Limited Partner hereby contributes (the “Contribution”) all of the Units held by him, her or it to PubCo in exchange for a number of shares of Common Stock to be determined by the TopCo Board in accordance with Section 9.4(b) of the Existing Limited Partnership Agreement. Pursuant to Section 9.4(b) of the Existing Limited Partnership Agreement, the number of shares of Common Stock issued to the Limited Partners in connection with the Contribution shall be allocated to each Limited Partner based on the dollar amount that such Limited Partner would be entitled to receive had an amount equal to the equity value of the Company (based on the IPO Price) been distributed to the Limited Partners pursuant to Section 4.1 of the Existing Limited Partnership Agreement (and other applicable provisions thereof, including Section 5.5 (Withholding, Indemnification and Reimbursement for Payments on Behalf of a Limited Partner)) and the terms of any Partnership Interest Award Agreements evidencing Class B Units or other contracts between the Partnership and any Limited Partner, after taking into account all prior Distributions and assuming, for this purpose only, that all Unvested Class B Units were Vested Class B Units. Each Limited Partner hereby acknowledges and agrees that the TopCo Board has the sole authority and discretion to determine the number of shares of Common Stock issued to the Limited Partners hereunder.

c.

In connection with the Contribution, each Limited Partner holding Class B Units immediately prior to the Contribution acknowledges and agrees that the shares of Common Stock issued to such Limited Partner hereunder shall be subject to the same vesting and forfeiture conditions and other provisions set forth in the Partnership Interest Award Agreement entered into between such Limited Partner and TopCo that evidenced the Class B Units as of immediately prior to the Contribution, as such Partnership Interest Award Agreement may have been amended from time to time, and any shares of Common Stock received in respect of Unvested Class B Units in connection with the Contribution shall be issued as shares of restricted Common Stock. For the avoidance of doubt, the restrictions set forth in Section 6 (Restrictive Covenants) of the Partnership Interest Award Agreement and in the Existing Limited Partnership Agreement shall continue to apply to each Limited Partner in accordance with their terms.

d.	With respect to any shares of restricted Common Stock received in connection with the Contribution, each Limited Partner hereby agrees to make an election pursuant to Section 83(b) of the Code.

e.

Each of the Parties hereby acknowledges, agrees and consents to the Contribution and agrees to take all action necessary or appropriate in order to effect, or cause to be effected, to the extent within his, her or its control, the Contribution and the IPO. There shall be no conditions to the Contribution other than the approval of the Board of TopCo (or a duly authorized committee thereof).

4. Failure to Consummate the IPO. Notwithstanding Section 3, if, following the Contribution, PubCo determines (in its sole discretion) not to consummate the IPO and provides written notice of such determination to the Parties, each of the Parties hereto shall, and shall cause each of its respective Affiliates and/or Subsidiaries, as applicable, to, as soon as reasonably practicable following the receipt of such notice, use good faith efforts to take or cause to be taken all actions, and to do, or cause to be done, and to assist and cooperate with the other Parties and their respective Affiliates and/or Subsidiaries to cause each Party to be in a substantially equivalent economic position to that as prior to the Contribution and to reinstate the governance, transfer restrictions, liquidity rights and other provisions of the Existing Limited Partnership Agreement in all substantive respects (the “Unwinding”); provided, however, that, with respect to the Unwinding, PubCo shall consult with and consider in good faith suggestions from the Parties regarding the actions necessary to effect the Unwinding and nothing contained herein shall require or permit any Party (including PubCo) to take or cause to be taken, any action, or do, or cause to be done, or assist and cooperate with the other Parties in doing, anything that is expected to not be tax-free in all material respects with respect to PubCo, such Party, its owners and its Affiliates.

5. Execution of Additional Documents. The Parties hereto shall, and each hereby agrees to, enter into any other documents and instruments necessary or desirable to be delivered in connection with the Contribution.

6. Representations and Warranties of all Parties. Each Party hereby represents and warrants to all of the other Parties hereto as follows as of the date of this Agreement and as of immediately prior to the time of the Contribution:

a. To the extent such Party is not an individual, such Party is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization or incorporation. The execution, delivery and performance by such Party of this Agreement has been duly authorized by all necessary action.

b. To the extent such Party is not an individual, such Party has the requisite power, authority and legal right to execute and deliver this Agreement and to consummate the transactions contemplated hereby.

c. This Agreement has been duly executed and delivered by such Party and constitutes the legal, valid and binding obligation of such Party, enforceable against such Party in accordance with its terms, subject to (i) the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally, (ii) general equitable principles (whether considered in a proceeding in equity or at law) and (iii) an implied covenant of good faith and fair dealing.

d. Neither the execution, delivery and performance by such Party of this Agreement, nor the consummation by such Party of the transactions contemplated hereby, nor compliance by such Party with the terms and provisions hereof, will, directly or indirectly (with or without notice or lapse of time or both), (i) contravene or conflict with, or result in a breach or termination of, or constitute a default under (or with notice or lapse of time or both, result in the breach or termination of or constitute a default under) the organization documents of such Party (to the extent such Party is not an individual), (ii) constitute a violation by such Party of any existing requirement of law applicable to such Party or any of his, her or its properties, rights or assets or (iii) require the consent or approval of any Person, except in the case of clauses (ii) and (iii), as would not reasonably be expected to result in, individual or in the aggregate, a material adverse effect on the ability of such Party to consummate the transaction contemplated by this Agreement.

e. Such Party (either alone or together with his, her or its advisors) has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the Contribution. Such Party has had the opportunity to ask questions and receive answers concerning the terms and conditions of the Contribution and has had full access to such other information concerning the Contribution as it has requested. Such Party has received all information that it believes is necessary or appropriate in connection with the Contribution. Such Party is an informed and sophisticated party and has engaged, to the extent such Party deems appropriate, expert advisors experienced in the evaluation of transactions of the type contemplated hereby. Such Party understands that the securities acquired hereunder have not been registered and agrees to resell such securities pursuant to registration under the Securities Act, pursuant to an available exemption from registration, or, if applicable, in accordance with the provisions of Regulation S under the Securities Act.

7. Additional Representations of the Company. PubCo hereby further represents and warrants to the Limited Partners as of the date of this Agreement and as of immediately prior to the time of the Contribution that all of the shares of Common Stock have been duly authorized, and when such shares are issued in the Contribution, such shares will be validly issued, fully paid and non-assessable.

8. Additional Representations of the Limited Partners. Each Limited Partner hereby further represents and warrants to all of the other Parties as follows as of the date of this Agreement and as of immediately prior to the time of the Contribution:

a. Such Limited Partner is the record and beneficial owner of a number of Class A-1 Units equal to the number set forth opposite such Limited Partner’s name on the Schedule of Partners under the column titled “Class A-1 Units”. Such Limited Partner is the record and beneficial owner of a number of Class A-2 Units equal to the number set forth opposite such Limited Partner’s name on the Schedule of Partners under the column titled “Class A-2 Units”. Such Limited Partner is the record and beneficial owner of a number of Class B Units equal to the number set forth opposite such Limited Partner’s name on the Schedule of Partners under the column titled “Class B Units.” Such Limited Partner has good and marketable title to all of his, her or its Units free and clear of all encumbrances.

b. Such Limited Partner does not have a binding obligation to sell, transfer or otherwise exchange (or to cause or allow any action that would result in a transfer or deemed transfer for U.S. federal income tax purposes) the Common Stock it will receive in connection with the Contribution.

9. Tax Matters.

a. The Contribution. The Parties agree to report and cause to be reported for all purposes, including federal, state, and local Tax purposes and financial reporting purposes, except upon a contrary final determination by an applicable taxing authority, the Contribution, combined with the IPO, as a contribution of the equity interests of TopCo in a transaction described in Code Section 351 and, to the extent 100% of the limited partnership interests of TopCo are contributed to PubCo pursuant to this Agreement, Situation 3 of IRS Revenue Ruling 84-111, 1984-2 CB 88. All Parties hereto shall also comply with the reporting requirements described in Treasury Regulations Section 1.351-3. To the extent the transactions contemplated by this Agreement are not expected to result in a transaction described in Situation 3 of IRS Revenue Ruling 84-111, 1984-2 CB 88 (and in any case if less than 100% of the limited partnership interests of TopCo are contributed to PubCo pursuant to this Agreement), PubCo shall (1) contribute at least 1% of the outstanding equity interests (by value) of TopCo into a newly-formed subsidiary of PubCo treated as a domestic corporation for U.S. federal income tax purposes (“PubCo Sub”), (2) establish a limited liability company or limited partnership under the laws of the state of Delaware (“Merger Sub”), (3) cause Merger Sub to merge with and into TopCo with TopCo surviving such that any limited partner of TopCo (other than PubCo and PubCo Sub) will receive shares of Common Stock in connection with such merger, PubCo and PubCo Sub will retain their direct equity interests in TopCo, and PubCo will directly and indirectly own 100% of the outstanding equity interests of TopCo, (4) cause to be contributed 100% of the equity interests of TopCo held by PubCo and PubCo Sub into a separate newly-formed subsidiary treated as a domestic corporation for U.S. federal income tax purposes (“PubCo Sub II”) in a transaction intended to be described in Situation 3 of IRS Revenue Ruling 84-111, 1984-2 CB 88, and (5) contribute 100% of the equity interests in PubCo Sub II held by PubCo to PubCo Sub.

b. Tax Forms. Prior to the time of the Contribution,

i. PubCo shall deliver to each Limited Partner a certification conforming to the requirements of Treasury Regulations Section 1.897-2(h) and 1.1445-2(c);

ii. TopCo shall deliver to PubCo a certification in a form reasonably acceptable to PubCo conforming to the requirements of Treasury Regulations Section 1.1445-11T(d); and

iii. TopCo shall deliver to PubCo a certification in a form reasonably acceptable to PubCo conforming to the requirements of Treasury Regulations Section 1.1446(f)-2(b)(4)(i)(B).

c. Transfer Taxes. PubCo shall be responsible for and shall timely pay all transfer, documentary, sales, use, stamp, registration and other similar Taxes, and any conveyance fees or recording charges incurred in connection with the Contribution.

d. Cooperation. Each Party will cooperate fully, as and to the extent reasonably requested by the other Parties, in connection with any Tax matters relating to the matters described herein. The Party requesting such cooperation will pay the reasonable costs and expenses of the cooperating Party.

10. Miscellaneous.

a. Amendments and Waivers. This Agreement may be modified, amended or waived only by an agreement in writing signed by (i) PubCo, (ii) TopCo, (iii) the TPG Investor, (iv) the Summit Investor, (v) the Silversmith Investor and (v) Michael K. Lester; provided, however, that an amendment or modification that would affect any other Party in a manner materially and disproportionately adverse to such Party shall be effective against such Party so materially and adversely affected only with the prior written consent of such Party, such consent not to be unreasonably withheld or delayed. The failure of any Party to enforce any of the provisions of this Agreement shall in no way be construed as a waiver of such provisions and shall not affect the right of such Party thereafter to enforce each and every provision of this Agreement in accordance with its terms.

b. Successors, Assigns and Transferees. This Agreement shall bind and inure to the benefit of and be enforceable by the Parties hereto and their respective successors and assigns.

c. Notices. Any notices, requests, demands and other communications required or permitted in this Agreement shall be effective if in writing and (i) delivered personally, (ii) sent by e-mail or (iii) sent by overnight courier, in each case, addressed as follows:

if to PubCo or TopCo, to:

c/o LifeStance Health Group, Inc.

4800 Scottsdale Road, Suite 6000

Scottsdale, Arizona 85251

Attention: Ryan Pardo, Chief Legal Officer

E-mail: [    ]

with a copy (which shall not constitute notice) to:

Ropes & Gray LLP

800 Boylston Street

Boston, MA 02199

Attention: Thomas Fraser

E-mail: [    ]

If to a Limited Partner, to the address of such Limited Partner reflected on the books and records of TopCo.

Unless otherwise specified herein, such notices or other communications shall be deemed effective (i) on the date received, if personally delivered, (ii) on the date received if delivered by e-mail on a Business Day, or if not delivered on a Business Day, on the first Business Day thereafter and (iii) one Business Day after being sent by overnight courier. Each of the parties hereto shall be entitled to specify a different address by giving notice as aforesaid to each of the other parties hereto.

d. Further Assurances. At any time or from time to time after the date hereof, the Parties agree to cooperate with each other, and at the request of any other Party, to execute and deliver any further instruments or documents and to take all such further action as another Party may reasonably request in order to evidence or effectuate the consummation of the transactions contemplated hereby and to otherwise carry out the intent of the Parties hereunder.

e. Entire Agreement. Except as otherwise expressly set forth herein, this Agreement embodies the complete agreement and understanding among the Parties hereto with respect to the subject matter hereof and supersedes and preempts any prior understandings, agreements or representations by or among the Parties, written or oral, that may have related to the subject matter hereof in any way.

f. Governing Law. This Agreement and all claims arising out of or based upon this Agreement or relating to the subject matter hereof shall be governed by and construed in accordance with the domestic substantive laws of the State of Delaware without giving effect to any choice or conflict of laws provision or rule that would cause the application of the domestic substantive laws of any other jurisdiction.

g. Consent to Jurisdiction. Each Party to this Agreement, by its execution hereof, (i) hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the State of Delaware for the purpose of any action, claim, cause of action or suit (in contract, tort or otherwise), inquiry, proceeding or investigation arising out of or based upon this Agreement or relating to the subject matter hereof, (ii) hereby waives to the extent not prohibited by applicable law, and agrees not to assert, and agrees not to allow any of its subsidiaries to assert, by way of motion, as a defense or otherwise, in any such action, any claim that it is not subject personally to the jurisdiction of the above-named courts, that his, her or its property is exempt or immune from attachment or execution, that any such proceeding brought in one of the above-named courts is improper, or that this Agreement or the subject matter hereof or thereof may not be enforced in or by such court and (iii) hereby agrees not to commence or maintain any action, claim, cause of action or suit (in contract, tort or otherwise), inquiry, proceeding or investigation arising out of or based upon this Agreement or relating to the subject matter hereof or thereof other than before one of the above-named courts nor to make any motion or take any other action seeking or intending to cause the transfer or removal of any such action, claim, cause of action or suit (in contract, tort or otherwise), inquiry, proceeding or investigation to any court other than one of the above-named courts whether on the grounds of inconvenient forum or otherwise. Notwithstanding the foregoing, to the extent that any party hereto is or becomes a party in any litigation in connection with which it may assert indemnification rights set forth in this Agreement, the court in which such litigation is being heard shall be deemed to be included in clause (i) above. Notwithstanding the foregoing, any party to this Agreement may commence and maintain an action to enforce a judgment of any of the above-named courts in any court of competent jurisdiction. Each Party hereto hereby consents to service of process in any such proceeding in any manner permitted by Delaware law, and agrees that service of process by registered or certified mail, return receipt requested, at his, her or its address specified pursuant to Section 4.8 hereof is reasonably calculated to give actual notice.

h. Waiver of Jury Trial. TO THE EXTENT NOT PROHIBITED BY APPLICABLE LAW THAT CANNOT BE WAIVED, EACH PARTY HERETO HEREBY WAIVES AND COVENANTS THAT IT WILL NOT ASSERT (WHETHER AS PLAINTIFF, DEFENDANT OR OTHERWISE) ANY RIGHT TO TRIAL BY JURY IN ANY FORUM IN RESPECT OF ANY ISSUE OR ACTION, CLAIM, CAUSE OF ACTION OR SUIT (IN CONTRACT, TORT OR OTHERWISE), INQUIRY, PROCEEDING OR INVESTIGATION ARISING OUT OF OR BASED UPON THIS AGREEMENT OR THE SUBJECT MATTER HEREOF OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE TRANSACTIONS

CONTEMPLATED HEREBY, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING AND WHETHER IN CONTRACT, TORT OR OTHERWISE. EACH PARTY HERETO ACKNOWLEDGES THAT IT HAS BEEN INFORMED BY THE OTHER PARTIES HERETO THAT THIS SECTION 10(h) CONSTITUTES A MATERIAL INDUCEMENT UPON WHICH IT IS RELYING AND WILL RELY IN ENTERING INTO THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY. ANY PARTY HERETO MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION 10(h) WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF EACH SUCH PARTY TO THE WAIVER OF HIS, HER OR ITS RIGHT TO TRIAL BY JURY.

i. Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision or any other jurisdiction, but this Agreement shall be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.

j. Enforcement. Each Party hereto acknowledges that money damages would not be an adequate remedy in the event that any of the covenants or agreements in this Agreement are not performed in accordance with its terms, and it is therefore agreed that in addition to and without limiting any other remedy or right it may have, the non-breaching Party will have the right to an injunction, temporary restraining order or other equitable relief in any court of competent jurisdiction enjoining any such breach and enforcing specifically the terms and provisions hereof.

k. No Third-Party Beneficiaries. This Agreement shall be solely for the benefit of the Parties and no other Person or entity shall be a third Party beneficiary hereof.

l. Counterparts; Electronic Signatures. This Agreement may be executed in any number of separate counterparts each of which when so executed shall be deemed to be an original and all of which together shall constitute one and the same agreement. Counterpart signature pages to this Agreement may be delivered by facsimile or electronic delivery (i.e., by e-mail of a PDF signature page) and each such counterpart signature page will constitute an original for all purposes. Each Party hereby agrees that this Agreement may be executed by way of electronic signatures and that the electronic signature has the same binding effect as a physical signature. For the avoidance of doubt, each Party further agrees that this Agreement, or any part hereof, shall not be denied legal effect, validity or enforceability solely on the ground that it is in the form of an electronic record.

* * * * *

[THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first written above.

PUBCO:

LIFESTANCE HEALTH GROUP, INC.

By:
Name:
Title:

TOPCO:

LIFESTANCE TOPCO, L.P.

By:
Name:
Title:

[Signature Page to Limited Partnership Contribution and Exchange Agreement]

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first written above.

LIMITED PARTNERS:

Name:

[Signature Page to Limited Partnership Contribution and Exchange Agreement]